UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 19, 2015

HF2 FINANCIAL MANAGEMENT INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other Jurisdiction of Incorporation)	001-35848 (Commission File Number)	46-1314400 (IRS Employer Identification No.)

999 18th Street, Suite 3000, Denver, Colorado (Address of Principal Executive Offices)	80202 (Zip Code)

Registrant’s telephone number, including area code (303) 498-9737

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As previously reported by HF2 Financial Management Inc. (the “Company”) on a Current Report on Form 8-K filed with the Securities and Exchange Commission on September 17, 2014, the Company entered into an Investment Agreement (the “Investment Agreement”), dated as of September 16, 2014, by and among the Company, ZAIS Group Parent, LLC (“ZAIS”) and the members of ZAIS. Pursuant to the terms of the Investment Agreement, the Company will contribute cash to ZAIS in exchange for newly issued Class A Units of ZAIS, which is referred to herein as the “Business Combination.” The Company also previously announced that its special meeting of stockholders to approve the Business Combination would be held on February 19, 2015.

On February 19, 2015, the Company announced that it had postponed the special meeting of stockholders to approve the Business Combination originally scheduled for 9:00 a.m. eastern time on February 19, 2015 to March 9, 2015 at 9:00 a.m. eastern time at the same location as the originally scheduled meeting, the offices of Morgan, Lewis & Bockius LLP, 399 Park Avenue, New York, NY 10022.

A copy of the Press Release relating to postponement of the special meeting is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated February 19, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HF2 Financial Management Inc.

Date: February 19, 2015	By:	/s/ R. Bradley Forth
R. Bradley Forth
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press release, dated February 19, 2015.